RCI Files 10-K, Reports Strong Core 4Q17 and FY2017 Results, Increases FY18 FCF Target

HOUSTON – February 14, 2018 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today announced it has filed its 10-K for the fiscal year ended September 30, 2017 and is working expeditiously to file its 10-Q for the first fiscal quarter ended December 31, 2017. The company also announced strong core 4Q17 and FY17 results and that it has increased its FY18 free cash flow target.

4Q17 vs. 4Q16

●	Loss of $0.23 per share compared to profit of $0.05, with non-GAAP* Diluted EPS at $0.36 vs.$0.30

●	4Q17 GAAP results included $6.2 million in pre-tax, non-cash asset impairment and $1.3 million in additional non-cash taxes primarily related to a higher FY17 effective tax rate

●	Basic and diluted share count declined 1.2% due to previously announced share repurchases and retirement of convertible debt

●	Total revenues of $39.2 million compared to $33.0 million on 45 and 43 units, respectively

FY17 vs. FY16

●	Diluted EPS of $0.85 compared to $1.11, with non-GAAP* Diluted EPS at $1.43 compared to $1.32

●	Basic and diluted share count declined 2.1% and 4.8%, respectively, due to previously announced share repurchases and retirement of convertible debt

●	Total revenues of $144.9 million compared to $134.9 million

●	Based on net cash provided by operating activities of $21.1 million, less maintenance capital expenditures of $1.8 million, FY17 free cash flow (FCF)* totaled $19.3 million, exceeding RCI’s original target of $18 million

FY18 Outlook

●	RCI increased its FY18 FCF target by 9.5%, to $23 million from $21 million, based on estimated net cash provided by operating activities of approximately $25.5 million, less maintenance capex of approximately $2.5 million

●	The target incorporates RCI’s preliminary estimate of the impact of the new Tax Cuts and Jobs Act, which is expected to significantly reduce the company’s estimated tax rate to approximately 23% starting in 2Q18 and result in a non-cash gain of approximately $10 million in 1Q18 due to lowering the rate on deferred taxes

Conference Call Today at 4:30 PM ET

●	A conference call to discuss 4Q17 results, outlook and related matters will be held today, Wednesday (2/14/18) at 4:30 PM ET

●	Live Participant Dial In: Toll Free at 877-407-9210 and International at 201-689-8049

●	To access the live webcast, slides and replay, visit: http://www.investorcalendar.com/event/25603

●	Phone replay: Toll Free at 877-481-4010 and International at 919-882-2331 (Passcode: 25603)

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CEO Comment

“We are pleased to file our 10-K for last year and are now working diligently on filing our first quarter 10-Q,” said Eric Langan, President & CEO.

“While our year-end audit with a new accounting firm took longer than anticipated, with our new financial reporting system, we now have a modern, easily scalable financial IT backbone.

“We posted strong 4Q17 results with revenues up almost 19% and Non-GAAP EPS up 20% year over year. Most importantly, free cash flow of $19.3 million exceeded our initial target by more than 7%.

“We had an active fourth quarter. We successfully dealt with hurricanes in two of our major markets with only a small amount of lost operating profit and additional expenses. We opened a new Bombshells Restaurant & Bar on Highway 290 in Northwest Houston with strong sales right out of the gate, and we benefitted from our first full quarter of our acquisitions in the greater Miami and St. Louis markets.

“We also had an active start to FY18. We made a smooth transition to our new financial reporting system in October. We entered into our previously announced $81.2 million real estate consolidation loan with Centennial Bank of Arkansas in December. The loan simplifies our debt structure, locks in an attractive rate, pays off a significant amount of higher rate non-real estate debt, stabilizes servicing costs, and eliminates multiple balloons over the next four years.

“4Q17 revenue trends have continued through 2Q18 to date. As previously announced, 1Q18 club and restaurant sales increased 22.4% year over year to $40.8 million. Same-store sales grew 6.9% year over year to $35.2 million. In January, business was good even with some bad weather. In February, we had good sales related to the pro football championship in multiple markets, and we are beginning to see the effect of tax cut bonuses. Three Bombshells are in development in the Houston area with the first scheduled to open in the current quarter.

“Based on the strength of our businesses and a preliminary analysis of the impact of the new Tax Cuts and Jobs Act, we have increased our FY18 FCF target 9.5% to $23 million, which represents 19% year over year growth.”

4Q17 Analysis (comparisons to 4Q16, unless otherwise noted)

Total Revenues

●	Total revenues of $39.2 million increased 18.7%, reflecting growth in same-store sales of 6.5%, acquisitions and a new Bombshells, plus strong marketing related to televised pro baseball, football, boxing, and mixed martial arts sporting events.

●	All core revenue lines continued to grow with higher margin service revenues up 19.7%, beverage up 19.3%, and food up 16.4%.

●	The first full quarter of Scarlett’s Cabaret Miami and Scarlett’s Cabaret St. Louis, both acquired in 3Q17, and the 4Q17 debut of our Bombshells Restaurant & Bar on Highway 290 in Houston, added $4.5 million in new revenues.

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Operating Income & Margin

●	Operating income increased 86.7% to $1.4 million (3.7% of revenues) from $0.8 million (2.3%).

●	Gross profit margin increased 40 basis points to 85.7% of revenues, reflecting increases in higher margin service and beverage revenues.

●	Operating expenses increased $5.5 million, but as a percent of revenues, declined 140 basis points to 96.3%.

●	Other charges increased $1.0 million due to increased year end impairments.

●	4Q17 impairments of $6.2 million comprised: $2.8 million for two clubs in East and West Texas and $1.1 million for a Fort Worth club that are all profitable, but less so; $1.2 million for the remaining investment in Drink Robust, which RCI exited in 4Q16; and $1.1 million among three properties, one of them non-income producing.

●	On a non-GAAP basis, operating income increased 26.2%, to $7.7 million (19.7%) from $6.1 million (18.5%).

Nightclubs Segment

●	Sales increased 18.8% to $32.9 million from $27.7 million, with 40 units compared to 38.

●	Same-store sales increased 7.3%.

●	Operating income declined 9.7% to $4.8 million (14.7% of sales) from $5.4 million (19.4%) due to club impairments mentioned above.

●	On a non-GAAP basis, operating income increased 21.6% to $9.9 million (30.2%) from $8.2 million (29.6%).

Bombshells Segment

●	Sales increased 18.6% to $5.5 million from $4.7 million, reflecting the addition of a larger unit on busy Highway 290 in Houston, replacing the smaller, more distant Webster unit closed at the end of 4Q16.

●	Same-store sales increased 2.1% as customers continue to be attracted to our military themed social dining concept with our Bombshells Girls, where you can have a great time and great food, watch the game, listen to music and hang out with friends or family.

●	Operating income rebounded to $0.953 million (17.2% of sales) compared to a loss of $0.998 million(-21.3%). 4Q16 included a $1.4 million expense for closing the Webster unit.

●	On a non-GAAP basis, operating income increased 148.1% to $0.933 million (16.8%) from $0.376 million (8.0%).

Other Metrics

●	4Q17 included $1.3 million in additional non-cash tax expense, primarily related to a higher FY17 effective tax rate (ETR) of 43.4%, reflecting higher statutory rates on higher earnings and a higher tax rate on existing timing differences. FY16’s 18.5% ETR reflected the benefit of approximately $2.0 million in tax credits.

●	Resolution of the previously announced tax and depreciation issues resulted in increasing FY16 net income $129 thousand and reducing FY15 net income $98 thousand.

●	The initial FY17 FCF target of $18 million was based on net cash provided by operating activities of ~$20.5 million less maintenance capital expenditures of ~$2.5 million.

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*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We exclude from non-GAAP operating income and non-GAAP operating margin amortization of intangibles, gain on settlement of patron tax case, gains or losses on sale of assets, impairment of assets, stock-based compensation, and settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.

●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We exclude from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, gain on settlement of patron tax case, income tax expense, impairment charges, gain on acquisition of controlling interest in subsidiary, gains or losses on sale of assets, stock-based compensation, and settlement of lawsuits, and include the non-GAAP provision for current and deferred income taxes, calculated as the tax effect at 37%, 35% and 35% in 2017, 2016 and 2015, respectively, effective tax rate of the pre-tax non-GAAP income before taxes, because we believe that excluding and including such items help management and investors better understand our operating activities.

●	Adjusted EBITDA. We exclude from adjusted EBITDA depreciation expense, amortization of intangibles, impairment of assets, income taxes, interest expense, interest income, gains or losses on sale of assets, settlement of lawsuits, gain on settlement of patron tax case, and gain on acquisition of controlling interest in subsidiary because we believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess the unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.

●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

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Notes

●	Unit counts above are at period end.

●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and when final municipal inspections can be scheduled.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With 45 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Miami, Philadelphia, Charlotte, Dallas/Ft. Worth, Houston, Minneapolis and other cities operate under brand names, such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the Three Months				For the Twelve Months
	Ended September 30,				Ended September 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$16,354	41.7%	$13,705	41.5%	$60,439	41.7%	$57,216	42.4%
Sales of food and merchandise	5,055	12.9%	4,343	13.1%	18,256	12.6%	17,900	13.3%
Service revenues	15,137	38.6%	12,650	38.3%	58,132	40.1%	51,276	38.0%
Other	2,664	6.8%	2,339	7.1%	8,069	5.6%	8,468	6.3%
Total revenues	39,210	100.0%	33,037	100.0%	144,896	100.0%	134,860	100.0%
Operating expenses
Cost of goods sold(1)
Alcoholic beverages	3,510	21.5%	3,036	22.2%	13,114	21.7%	12,624	22.1%
Food and merchandise	2,042	40.4%	1,623	37.4%	7,398	40.5%	6,810	38.0%
Service and other	51	0.3%	195	1.3%	209	0.3%	1,112	1.9%
Total cost of goods sold (exclusive of items shown separately below)	5,603	14.3%	4,854	14.7%	20,721	14.3%	20,546	15.2%
Salaries and wages	10,758	27.4%	9,344	28.3%	40,029	27.6%	37,457	27.8%
Selling, general and administrative	13,206	33.7%	11,025	33.4%	46,775	32.3%	43,075	31.9%
Depreciation and amortization	1,984	5.1%	1,860	5.6%	6,920	4.8%	7,328	5.4%
Other charges, net	6,223	15.9%	5,185	15.7%	7,312	5.0%	5,761	4.3%
Total operating expenses	37,774	96.3%	32,268	97.7%	121,757	84.0%	114,167	84.7%
Income from operations	1,436	3.7%	769	2.3%	23,139	16.0%	20,693	15.3%
Other income (expenses)
Interest expense	(2,632)	-6.7%	(2,062)	-6.2%	(8,764)	-6.0%	(7,982)	-5.9%
Interest income	79	0.2%	125	0.4%	266	0.2%	131	0.1%
Income (loss) before income taxes	(1,117)	-2.8%	(1,168)	-3.5%	14,641	10.1%	12,842	9.5%
Income tax expense (benefit)	1,112	2.8%	(1,273)	-3.9%	6,359	4.4%	2,373	1.8%
Net income (loss)	(2,229)	-5.7%	105	0.3%	8,282	5.7%	10,469	7.8%
Net loss (income) attributable to noncontrolling interests	(10)	0.0%	403	1.2%	(23)	0.0%	749	0.6%
Net income (loss) attributable to RCIHH common shareholders	$(2,239)	-5.7%	$508	1.5%	$8,259	5.7%	$11,218	8.3%

Earnings (loss) per share
Basic	$(0.23)		$0.05		$0.85		$1.13
Diluted	$(0.23)		$0.05		$0.85		$1.11
Weighted average number of common shares outstanding
Basic	9,719		9,839		9,731		9,941
Diluted	9,719		9,840		9,743		10,229

Dividends per share	$0.03		$0.03		$0.12		$0.09

(1) Percentage of revenue for individual cost of goods sold line items pertains to their respective revenue line.

RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Reconciliation of GAAP net income to Adjusted EBITDA
Net income (loss) attributable to RCIHH common shareholders	$(2,239)	$508	$8,259	$11,218
Income tax expense (benefit)	1,112	(1,273)	6,359	2,373
Interest expense and income, net	2,553	1,937	8,498	7,851
Settlement of lawsuits	14	1,140	317	1,881
Gain on settlement of patron tax	-	-	(102)	-
Impairment of assets	6,228	3,492	7,639	3,492
Loss (gain) on sale of assets	(19)	553	(542)	388
Depreciation and amortization	1,984	1,860	6,920	7,328
Adjusted EBITDA	$9,633	$8,217	$37,348	$34,531

Reconciliation of GAAP net income to non-GAAP net income
Net income (loss) attributable to RCIHH common shareholders	$(2,239)	$508	$8,259	$11,218
Amortization of intangibles	67	169	217	752
Stock-based compensation	-	-	-	360
Settlement of lawsuits	14	1,140	317	1,881
Gain on settlement of patron tax	-	-	(102)	-
Impairment of assets	6,228	3,492	7,639	3,492
Income tax expense (benefit)	1,112	(1,273)	6,359	2,373
Loss (gain) on sale of assets	(19)	553	(542)	388
Effect of change in effective tax rate and uncertain tax positions in the fourth quarter	962
Non-GAAP provision for income tax	(2,589)	(1,674)	(8,194)	(7,162)
Non-GAAP net income	$3,536	$2,915	$13,953	$13,302

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Fully diluted shares	9,719	9,840	9,743	10,229
GAAP diluted earnings (loss) per share	$(0.23)	$0.05	$0.85	$1.11
Amortization of intangibles	0.01	0.02	0.02	0.07
Stock-based compensation	-	-	-	0.04
Settlement of lawsuits	-	0.12	0.03	0.18
Gain on settlement of patron tax	-	-	(0.01)	-
Impairment of assets	0.64	0.35	0.78	0.34
Income tax expense (benefit)	0.11	(0.13)	0.65	0.23
Loss (gain) on sale of assets	-	0.06	(0.06)	0.04
Effect of change in effective tax rate and uncertain tax positions in the fourth quarter	0.10	-	-	-
Non-GAAP provision for income tax	(0.27)	(0.17)	(0.84)	(0.70)
Non-GAAP diluted earnings per share	$0.36	$0.30	$1.43	$1.32

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$1,436	$769	$23,139	$20,693
Amortization of intangibles	67	169	217	752
Stock-based compensation	-	-	-	360
Settlement of lawsuits	14	1,140	317	1,881
Gain on settlement of patron tax	-	-	(102)	-
Impairment of assets	6,228	3,492	7,639	3,492
Loss (gain) on sale of assets	(19)	553	(542)	388
Non-GAAP operating income	$7,726	$6,123	$30,668	$27,566

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	3.7%	2.3%	16.0%	15.3%
Amortization of intangibles	0.2%	0.5%	0.1%	0.6%
Stock-based compensation	0.0%	0.0%	0.0%	0.3%
Settlement of lawsuits	0.0%	3.5%	0.2%	1.4%
Gain on settlement of patron tax	0.0%	0.0%	-0.1%	0.0%
Impairment of assets	15.9%	10.6%	5.3%	2.6%
Loss (gain) on sale of assets	0.0%	1.7%	-0.4%	0.3%
Non-GAAP operating margin	19.7%	18.5%	21.2%	20.4%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$3,197	$4,533	$21,094	$23,031
Less: Maintenance capital expenditures	508	730	1,813	2,518
Free cash flow	$2,689	$3,803	$19,281	$20,513

RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

($ in thousands)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Revenues
Nightclubs	$32,863	$27,669	$124,687	$113,941
Bombshells	5,549	4,677	18,830	18,690
Other	798	691	1,379	2,229
	$39,210	$33,037	$144,896	$134,860

Income (loss) from operations
Nightclubs	$4,845	$5,367	$35,138	$33,211
Bombshells	953	(998)	3,084	1,152
Other	171	(496)	(522)	(2,650)
General corporate	(4,533)	(3,104)	(14,561)	(11,020)
	$1,436	$769	$23,139	$20,693

RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended September 30, 2017					For the Three Months Ended September 30, 2016
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$4,845	$953	$171	$(4,533)	$1,436	$5,367	$(998)	$(496)	$(3,104)	$769
Amortization of intangibles	-	-	-	67	67	-	-	-	169	169
Stock-based compensation	-	-	-	-	-	-	-	-	-	-
Settlement of lawsuits	14	-	-	-	14	1,140	-	-	-	1,140
Gain on settlement of patron tax	-	-	-	-	-	-	-	-	-	-
Impairment of assets	5,072	-	-	1,156	6,228	2,092	-	825	1,400	4,317
Loss (gain) on sale of assets	10	(20)	(1)	(8)	(19)	(421)	1,374	(1,390)	165	(272)
Non-GAAP operating income (loss)	$9,941	$933	$170	$(3,318)	$7,726	$8,178	$376	$(1,061)	$(1,370)	$6,123

GAAP operating margin	14.7%	17.2%	21.4%		3.7%	19.4%	-21.3%	-71.8%		2.3%
Non-GAAP operating margin	30.2%	16.8%	21.3%		19.7%	29.6%	8.0%	-153.5%		18.5%

	For the Twelve Months Ended September 30, 2017					For the Twelve Months Ended September 30, 2016
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$35,138	$3,084	$(522)	$(14,561)	$23,139	$33,211	$1,152	$(2,650)	$(11,020)	$20,693
Amortization of intangibles	-	-	-	217	217	-	-	-	752	752
Stock-based compensation	-	-	-	-	-	-	-	-	360	360
Settlement of lawsuits	317	-	-	-	317	1,881	-	-	-	1,881
Gain on settlement of patron tax	(102)	-	-	-	(102)	-	-	-	-	-
Impairment of assets	6,483	-	-	1,156	7,639	2,092	-	825	1,400	4,317
Loss (gain) on sale of assets	(594)	-	88	(36)	(542)	(421)	1,374	(1,390)	-	(437)
Non-GAAP operating income (loss)	$41,242	$3,084	$(434)	$(13,224)	$30,668	$36,763	$2,526	$(3,215)	$(8,508)	$27,566

GAAP operating margin	28.2%	16.4%	-37.9%		16.0%	29.1%	6.2%	-118.9%		15.3%
Non-GAAP operating margin	33.1%	16.4%	-31.5%		21.2%	32.3%	13.5%	-144.2%		20.4%